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As filed with the Securities and Exchange Commission on January 14, 2008

Registration No. 333-147339

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 2
to
FORM S-1
REGISTRATION STATEMENT
Under
The Securities Act of 1933

HSW International, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	4899	33-1135689
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

One Capital City Plaza
3350 Peachtree Road, Suite 1150
Atlanta, Georgia 30326
(404) 760-4729
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

Henry N. Adorno
HSW International, Inc.
One Capital City Plaza
3350 Peachtree Road, Suite 1600
Atlanta, Georgia 30326
(404) 364-5823
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copy to:

James Altenbach, Esq.
Greenberg Traurig, LLP
The Forum
3290 Northside Parkway, Suite 400
Atlanta, GA 30327
(678) 553-2100

          Approximate date of commencement of proposed sale to the public: As soon as practicable following the effectiveness of this Registration Statement.

          If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price(2)	Amount of Registration Fee

Common Stock, $0.001 par value	7,000,000(1)	$7.14	$49,980,000	$1,651.05(3)

(1)
The exact number of shares to be registered will not be determinable until the purchase price of the shares issued by HSW International is determined. The number of shares being registered is based on a minimum $4.00 issuance price to the Selling Stockholders.

(2)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) promulgated under the Securities Act of 1933, as amended.

(3)
A filing fee of $1,117.91 was paid upon the initial filing of this registration statement and the balance paid upon the filing of Amendment No. 1 to this registration statement.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Explanation of Amendment

        This Amendment No. 2 to this registration statement is filed for the sole purpose of modifying the signature pages beginning on page II-6 herein.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 14th day of January, 2008.

HSW INTERNATIONAL, INC.
By:	/s/ HENRY N. ADORNO Name: Henry N. Adorno Title: Vice Chairman

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Henry N. Adorno his true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post effective amendments) to this Registration Statement on Form S-1, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all post effective amendments thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Name	Title	Date

/s/ HENRY N. ADORNO Henry N. Adorno	Vice Chairman (Principal Executive Officer) and Director	January 14, 2008
* David Darnell	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	January 14, 2008
* Jeffrey T. Arnold	Director	January 14, 2008
* Wei Zhou	Director	January 14, 2008
* Theodore P. Botts	Director	January 14, 2008

II-6

* Boland Jones	Director	January 14, 2008
* Thomas Tull	Director	January 14, 2008
* Shing Tao	Director	January 14, 2008
*By:	/s/ HENRY N. ADORNO Henry N. Adorno Attorney-in-Fact

II-7

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CALCULATION OF REGISTRATION FEE
SIGNATURES
POWER OF ATTORNEY